Exhibit 10.3

PURSUANT TO REG. S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SUBSCRIPTION LICENCE ORDER FORM

This Order Form is subject to the terms of that certain Subscription License and Services Agreement between NEC PAYMENTS B.S.C. (CLOSED) (“NECP”) and APPTECH CORP. (“Licensee”) with an effective date of 1 October 2020 (the “Agreement”). All terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement. In the event of a conflict, the terms of this Order Form control over the terms of the Agreement.

Capitalized terms not defined in this Order Form are defined in the Agreement. In the event the capitalized terms in this Order Form differ from the terminology used in the Agreement, references herein to: “Subscription Software” and “Component Systems” shall have the same meaning, refer to the computer software identified this Order Form and may be referred to in the Agreement as Component Systems, Products, Software Products, Subscription Software, Software, Standard Software, Programs or Licensed Programs; “Support” may be referred to in the Agreement as Support, Maintenance and Support, Annual Support, Support Services, On-Going Support or One Point Support; and “License Restriction” means any limitation on the use of the Subscription Software and may be referred to in the Agreement as License Restriction.

1.	Subscription Software

	Subscription Software	Quantity	License Restriction*	Support Level**
		4	Instance
1	Core Database	250,000	Account Limit	ESCIS
		100,000,000	Transaction Limit
2	Tokenisation Database	4	Instance	ESCIS
3	Administration Database	4	Instance	ESCIS
4	COA Database	4	Instance	ES
5	OLTP Auth Service	8	Instance	ESCIS
6	Batch Processing Service	8	Instance	ES
7	Key Database, Key Service, and Key UI	4	Instance	ESCIS
8	Configuration and Administration UI	4	Instance	ES
9	Notification Service and Notification UI	4	Instance	ES
10	API and Micro-Services	4	Instance	ESCIS
11	FinCon UI	2	Instance	ES
12	Compliance and Sanctions UI	2	Instance	ES
13	CRM UI	2	Instance	ES
14	Virtual Card UI	2	Instance	ES

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For the purpose of the definitions below, Component System and Subscription Software may be used interchangeably.

* License Restrictions (where specified in the License Restriction field):

“Instance” = Quantity represents the maximum number of database or server instances that the software component may be deployed into. Database or server instances may be deployed as single nodes or in clusters. Where deployed in clusters each node of each cluster shall be classed as a single license for the purposes of calculating the quantity of licenses used.

“Account Limit” = Quantity represents the maximum number of account records stored within the database at any given point in time.

“Transaction Limit” = Quantity represents the maximum number of transactions records storied within the database at any given point in time.

**Support Level for Subscription Software:

ESCIS = Essential Support (ES) and Critical Incident Support (“CIS”)

During the Subscription Term specified, Licensee is eligible to receive the standard NECP Subscription Services for Support which it makes generally available to its subscription customers, and in addition, customer is eligible to receive CIS 24 hours a day x 7 days a week support for severity 1 issues. A severity 1 level incident means that the production system is not available or that the production system is available but a critical application failure has occurred and business processes are halted and no workarounds are available.

ES = Essential Support

During the Subscription Term, Licensee is eligible to receive the standard support that NECP makes generally available to its subscription customers inclusive of up to thirty (30) man days of support time in any one twelve (12) month period.

2.	Subscription Term and Subscription Fees

Initial Subscription Term:

The Initial Subscription Term shall commence ten (10) days from the date of Funding and shall endure for a period of Five (5) Years thereafter.

Subscription Fees:

A.	License Subscription Fee: One-time fee of USD[***] ([***] United States Dollars) for licenses relating to the use of the Subscription Software during the Initial Subscription Term inclusive of up to thirty (30) man days of engineering and implementation resources for Customisations.
B.	Annual Maintenance Subscription Fees: Annual fee of USD[***] ([***] United States Dollars) relating to the maintenance and support of the Subscription Software during each twelve (12) month period of the Subscription Term inclusive of ES and CIS.
C.	Subscription Services Fees:
1)	Project Management and Implementation Fees: One-time fee of USD[***] ([***] United States Dollars) for professional services relating to the deployment and configuration of the Subscription Software.
2)	Infrastructure Implementation Fees: One-time fee of USD[***] ([***] United States Dollars) for professional services relating to the set-up of the application hosting environment.

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3)	Training Fees: One-time fee of USD[***] ([***] United States Dollars) for professional services relating to the training of Authorised Users in the Subscription Software inclusive of up to 30 man days of training time during the Initial Subscription Term.
4)	Infrastructure Support Fees: Monthly fee of USD[***] ([***] United States Dollars) for professional services relating to the on-going support and maintenance of the application hosting environment inclusive of up to 10 man days per month of ES and CIS.
5)	Infrastructure Hosting Fees: Set-up and recurring fees from NECP’s Hosting Partner relating to the utilisation of cloud computing services in the application hosting environment shall be passed on to the Licensee at cost.

Subscription Fees Increase Cap:

The percentage increase in Subscription Fees during Renewal Terms shall not exceed 5% per annum with such increases to take effect from the start of the first Renewal Term.

3.	Invoice and Payment Terms:

The following payment terms shall apply to Subscription Fees:

A.	License Subscription Fee: Payable 50% within ten (10) days of the date of Funding and 50% on the Subscription Service Ready Date.
B.	Annual Maintenance Subscription Fees: Payable annually in advance within ten (10) days of the date of Funding and each anniversary thereafter for the duration of this Agreement.
C.	Subscription Services Fees:
1)	Project Management and Implementation Fees: Payable 50% within ten (10) days of the date of Funding and 50% on the Subscription Service Ready Date.
2)	Infrastructure Implementation Fees: Payable 50% within ten (10) days of the date of Funding and 50% on the Subscription Service Ready Date.
3)	Training Fees: Payable 50% within ten (10) days of the date of Funding and 50% on the Subscription Service Ready Date.
4)	Infrastructure Support Fees: Payable monthly in arrears commencing on the Subscription Service Ready Date.
5)	Infrastructure Hosting Fees: Payable monthly in advance commencing on the date that the services of the Hosting Partner are first utilised.

All invoices are due for settlement within thirty (30) days of the date of the invoice except for invoices relating to Infrastructure Hosting Fees which are to be settled immediately on the invoice date.

Unless excluded by applicable law, NECP reserves the right to issue invoices electronically.

4.	Equity Compensation

As further consideration for the grant of the License in accordance with the terms of the Agreement, Licensee shall promptly after Funding, which in no event shall be later than ten (10) days, cause the Equity Compensation to be issued to NECP. The Equity Compensation shall be restricted from sale for a period of twelve (12) months from the date of issuance and shall be granted to piggy-back registration rights in accordance with the terms of the certain Registration Rights Agreement of even date, by and between the parties.

5.	Additional Terms

Service Level Description is attached hereto and made a part of this Order Form at Exhibit 1.

Subscription Software is described in the document attached hereto and made a part of this Order Form at Exhibit 2.

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“Subscription Service Ready Date” shall be approximately ninety (90) days from the date of Funding and is the date that the Subscription Software will be accessible in the application hosting environment. This date is not synonymous with any Licensee launch or Go Live Date which shall at the determination of the Licensee.

“Hosting Partner”: NECP’s Hosting Partner may be Amazon Web Services or Microsoft Azure and the application hosting environment may be configured in up to two (2) regions subject at all times to License Restrictions.

Marketing Communications: In consideration for the pricing and terms under this Order Form and the Agreement, NECP may make reference to Licensee as a customer in press releases and written and verbal communications. Licensee agrees to act as a reference for NECP, including participating in reference calls and other reference activities as may be reasonably requested by NECP. Further, in consideration for the pricing and terms under this Order Form and the Agreement, Licensee may make reference to NECP as a partner in press releases and written and verbal communications. NECP agrees to act as a reference for Licensee, including participating in reference calls and other reference activities as may be reasonably requested by Licensee.

6.	Customisations

The following Customisations have been agreed and shall be developed and deployed by NECP:

A.	No Customisations have been agreed and documented at the Effective Date, however Licensee may avail up to up to thirty (30) man days of engineering and implementation resources inclusive in the License Subscription Fee.

7.	Additional Licenses and Services and Associated Subscription Fees

Option to Extend License Restrictions

Licensee may extend License Restrictions subject to the payment of the following additional Subscription Fees:

A.	Account Limit: Licensee may extend the maximum number of account records stored within the database at any given point in time beyond the License Restriction quantity by paying an additional monthly fee of USD[***] ([***]) per account record in excess of the License Restriction quantity per month. Such additional monthly account fees to be invoiced monthly in arrears.
B.	Transaction Limit: Licensee may extend the maximum number of transaction records stored within the database at any given point in time beyond the License Restriction quantity by paying an additional fee of USD[***] ([***]) per transaction record in excess of the License Restriction quantity. Such additional transaction fees to be invoiced monthly in arrears.
C.	Instances: Licensee may extend the quantity of instances of each Subscription Software item subject to the following annual License Subscription Fees:

	Subscription Software	Additional Annual License Subscription Fee per Instance
1	Core Database	USD[***] ([***] United States Dollars)
2	Tokenisation Database	USD[***] ([***] United States Dollars)
3	Administration Database	USD[***] ([***] United States Dollars)
4	COA Database	USD[***] ([***]United States Dollars)
5	OLTP Auth Service	USD[***] ([***] United States Dollars)
6	Batch Processing Service	USD[***] ([***] United States Dollars)
7	Key Database, Key Service, and Key UI	USD[***]([***] United States Dollars)
8	Configuration and Administration UI	USD[***] ([***] United States Dollars)
9	Notification Service and Notification UI	USD[***] ([***] United States Dollars)
10	API and Micro-Services	USD[***] ([***] United States Dollars)
11	FinCon UI	USD[***] ([***] United States Dollars)
12	Compliance and Sanctions UI	USD[***] ([***] United States Dollars)
13	CRM UI	USD[***] ([***] United States Dollars)
14	Virtual Card UI	USD[***] ([***] United States Dollars)

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N.B. Annual Maintenance Subscription Fees shall be applicable at the rate of 15% of the additional annual License Subscriptions Fees per annum for all additional License instances.

D.	Optional Customization

In the event a Customization related to the Patent License is agreed and documented during the term of the Agreement, NECP shall provide a perpetual license and source code for all such development Customisations for so long as Licensee remains in compliance with the Agreement and pay all fees due to NECP. Upon termination of the Agreement, the perpetual license for each such Customization will be available for a fee of US$50,000 per instance. Licensee shall be entitled to enhance, operate, compile and sell licensed products based upon the code. However, Licensee is restricted from reselling the source code itself.

8.	Optional Additional Professional Services

Licensee may avail additional professional services resources from NECP to extend the amount of ES and CIS man hours available, to enable additional Customisations, or to use consulting services to enable the Licensee to achieve its product and commercial objectives subject to the following rates per man day:

-	Engineering Resources: USD1,200.00 (One Thousand Two Hundred United States Dollars) per man day
-	Implementation Resources: USD800.00 (Eight Hundred United States Dollars) per man day
-	Project Management Resources: USD1,000.00 (One Thousand United States Dollars) per man day
-	Infrastructure Support Resources; USD500.00 (Five Hundred United States Dollars) per man day
-	Software Support Resources; USD450.00 (Four Hundred and Fifty United States Dollars) per man day

This Order Form shall be effective on 1 October 2020 (the “Order Form Date”).

THE PARTIES have executed this Order Form through the signatures of their respective authorized representatives.

NECP:		LICENSEE:
NEC PAYMENTS B.S.C. (CLOSED)		APPTECH CORP.

By:	/s/ Fuad Nonoo	By:	/s/ Luke D’Angelo
Fuad Nonoo		Printed Name: Luke D’Angelo
Chairman and Authorized Person		Title: Interim Chief Executive Officer

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Exhibit 1 to Order Form

Service Level Description

Infrastructure

The services are deployed within an application hosting environment that is high-availability and redundant by design and built upon cloud computing services provided by NECP’s Hosting Partner, Amazon Web Services or Microsoft Azure. The Subscription Software License quantities enable the services to be deployed into dual cloud computing regions to enable active-active, or active-passive fail over for data replication, disaster recovery, and business continuity planning.

Technical Change Management

NECP maintains change management system to ensure review and controlled implementation of changes that NECP may make from time to time in the support of the services.

Scheduled Maintenance

The services shall be subject to routine monitoring and scheduled maintenance to validate and maintain service levels. NECP makes commercially reasonable efforts to establish maintenance windows during times that minimize impact to the services and Licensee’s users. While most of NECP’s maintenance can be completed during regularly scheduled maintenance windows, from time to time emergency maintenance must be performed outside of the scheduled maintenance windows to maintain the integrity and security of the services. In such cases, NECP will provide Licensee’s primary point of contact as much advance notice of the planned maintenance as is technically feasible. The regularly scheduled weekly maintenance windows and any period of unavailability due to maintenance for which Licensee is given at least 24 hours advance notice is considered “Scheduled Maintenance”.

Availability

NECP’s goal is to provide access to and continuity of the services twenty-four hours per day, seven days a week, except during Scheduled Maintenance. Notwithstanding anything to the contrary in the Agreement, NECP’s service level objective for Subscription Software is 99.9% Availability measured on a monthly basis and service level credits will be paid based on a monthly prorated fee. For example, a 5% service level credit shall be equal to 5% of 1/12 of the 12 month annual maintenance subscription fee.

Availability for the Subscription Software is measured as a percentage of Scheduled Available Minutes.

●	“Scheduled Available Minutes” are the total minutes in a month less the number of Scheduled Maintenance minutes in the applicable month.
●	“Available Minutes” is the number of Scheduled Available Minutes in a month less the aggregate number of minutes the Subscription Services were unavailable outside of Scheduled Maintenance.
●	“Availability” is a percentage calculated as the Available Minutes in a month divided by the Scheduled Available Minutes in the month).

The following shall not be considered periods of unavailability for purposes of the Availability calculation:

●	Outages due to factors outside of NECP’s reasonable control (for example, a failure at Licensee’s site, between Licensee and the application hosting environment, and or a failure related to the cloud computing services provided by the Hosting Partner);
●	Delays in email or SMS transmission to or from the hosted application;
●	Connectivity issues outside of NECP’s direct control (e.g. DNS issues);
●	Force Majeure events;
●	Outages attributable to the acts or omissions of Licensee or Licensee’s employees, agents, contractors, or vendors, or anyone gaining access to the services means of UserIDs or equipment controlled by Licensee;
●	Periods of Down Time at Licensee’s request;
●	Outages that result from Licensee’s equipment, software, or other technology and/or third party equipment, software or other technology; and
●	Performance degradation due to Licensee’s use of the services in excess of the scope of Licensee’s license, usage restrictions, or product limitations outlined in the applicable Agreement.

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Exhibit 2

Overview of Subscription Software

1.	Core Database

The Core Database is the central system database that stores account, transactional and rules data, service configuration parameters, logs and associated stored procedures and technical process logic.

2.	Tokenisation Database

The Tokenisation Database is the encrypted tokenisation database that stores and manages the validation of sensitive card data elements and associated stored procedures and technical process logic.

3.	Administration Database

The Administration Database is the system database that stores program and customer profile configurations, API configurations, customer and user data, multi-factor authentication access credentials, compliance and sanctions data and associated stored procedures and technical process logic.

4.	COA Database

The COA database replicates essential account and transactional data from the Core Database and provides additional data storage, stored procedures and technical process logic related to financial control, reconciliation and reporting functions.

5.	OLTP Auth Service

The OLTP Auth Service is the Card Association authorization-handling module. It manages incoming authorization traffic from Card Associations; validates structural integrity of the messages; exchanges data with other services and databases to complete transaction validation and authorization and compiles the response messages to the relevant source Card Association.

6.	Batch Processing Service

The Batch Processing Service is the Card Association settlement-handling module and processes other batch files related to Card Association operations. It manages incoming clearing files from Card Associations; validates structural integrity of the messages; exchanges data with other services and databases to complete settlement transaction posting and matching. It handles outbound chargeback files to the Card Associations and other batch files including card and PIN creation and file processing for external manufacture, personalization and fulfilment vendors.

7.	Key Database, Key Service and Key UI

The Key Database, Service and UI is a virtual security module that provides key storage, key injection/rotation, and cryptographic services for all other Subscription Software components.

8.	Configuration and Administration UI

The Configuration and Administration UI provides configuration and monitoring tools for the Subscription Software components as well as workflow interfaces for the configuration of programs, products and transaction processing rules.

9.	Notification Service and Notification UI

The Notification Service and UI provides integration with external email, SMS and mobile push message services, configuration of those external services, and an API to enable all other Subscription Software components to manage outbound notification through a single integration point.

10.	API and Micro-Services

A RESTful API framework and Micro-Services provide an integration point for external software and channels that is used for administration, customer servicing and non-Card Association transaction channels. Additional non-API Micro-Services are operated as standalone service components to manage specific operational processes and connections with external transaction networks that cannot be integrated via the RESTful API framework.

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11.	FinCon UI

The FinCon UI is based upon a configurable IFRS/GAAP standard double-entry general ledger and provides a suite of multi-currency, multi-program financial control, reconciliation, and exception management tools to automate financial operations and provide an audit trail of all financial control activities.

12.	Compliance and Sanctions UI

KYC, AML and Sanctions workflow tools to facilitate customer on-boarding with maker/checker control framework and filterable transaction monitoring tools to handle transaction alerts and suspicious transaction reporting.

13.	CRM UI

Customer relationship management UI to enable call centre and other front and back office teams to have access to customer account and transaction data and controls necessary to provide customer services activity.

14.	Virtual Card UI

The virtual card UI is a web portal that enables the configuration and operation of virtual card services targeted at B2B supplier payments.

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